Exhibit (c)(4) CONFIDENTIAL – For Affiliate Transactions Committee Use Only Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Securities and Exchange Commission. PROJECT AVALANCHE PRESENTATION TO THE AFFILIATE TRANSACTIONS COMMITTEE August 30, 2020Exhibit (c)(4) CONFIDENTIAL – For Affiliate Transactions Committee Use Only Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Securities and Exchange Commission. PROJECT AVALANCHE PRESENTATION TO THE AFFILIATE TRANSACTIONS COMMITTEE August 30, 2020

CONFIDENTIAL – For Affiliate Transactions Committee Use Only 1. TRANSACTION OVERVIEW 4 TABLE OF CONTENTS 2. AVALANCHE PUBLIC MARKET PERSPECTIVES 6 3. FINANCIAL ANALYSIS 13 4. APPENDIX 24 2CONFIDENTIAL – For Affiliate Transactions Committee Use Only 1. TRANSACTION OVERVIEW 4 TABLE OF CONTENTS 2. AVALANCHE PUBLIC MARKET PERSPECTIVES 6 3. FINANCIAL ANALYSIS 13 4. APPENDIX 24 2

CONFIDENTIAL – For Affiliate Transactions Committee Use Only Disclaimer The following materials were prepared solely for discussion at the meeting of the Affiliate Transactions Committee (the “Committee”) of the Board of Directors of AVALANCHE (“AVALANCHE” or the “Company”) scheduled for August 30, 2020. The following materials are for discussion purposes only and are incomplete without reference to, and should be viewed in conjunction with, the oral presentation provided by Cowen and Company, LLC (“Cowen”) to the Committee and Cowen’s written fairness opinion letter, dated the date hereof, to be delivered to the Committee. Please note that, as exclusive financial advisor to the Committee in connection with the proposed transaction with ISLANDERS, Cowen has been requested to render an opinion to the Committee as to the fairness, from a financial point of view, of the consideration to be received by the stockholders of the Company (other than ISLANDERS, its Affiliates (as defined in the Agreement (as defined below)), their respective directors and executive officers, and the other affiliated persons listed on Exhibit B to the Agreement), pursuant to an Agreement and Plan of Merger to be entered into between the Company, ISLANDERS and a wholly owned subsidiary of ISLANDERS (the “Agreement”). Cowen expresses no view as to the Committee’s underlying business decision to effect the proposed transaction, the relative merits of the proposed transaction as compared to other business strategies or transactions that might be available to AVALANCHE or to any other aspect or implication of the proposed transaction or any agreement, arrangement or understanding entered into in connection with the proposed transaction or otherwise. In preparing this presentation, Cowen has, with the Committee’s consent, relied upon information provided to Cowen by AVALANCHE, or publicly available information or information otherwise reviewed by Cowen. Cowen has not independently verified any such information, and has relied on it being accurate and complete in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared at the direction of and approved by the Committee or obtained from public sources, Cowen has utilized such estimates and forecasts at the Committee’s direction and has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of AVALANCHE or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates. Please note that this presentation is based on the business and operations of AVALANCHE as represented to Cowen as of the date hereof, and does not purport to take into consideration any information or events arising subsequent to such date. Cowen makes no representation or warranty that there has been no material change in the information provided or reviewed by Cowen in connection herewith. Cowen has no obligation to update this presentation. The information contained herein is confidential and has been prepared exclusively for the benefit and use of the Committee in its consideration of the proposed transaction, and may not be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without Cowen’s prior written consent, except as specifically set forth in the engagement letter between Cowen, the Committee and the Company. This presentation is not for the benefit of, and does not convey any rights or remedies to, any holder of securities of AVALANCHE or any other person. This presentation is subject to the assumptions, qualifications and limitations set forth herein and in Cowen’s fairness opinion letter delivered to the Committee and does not constitute a recommendation by Cowen to the Committee or any other person on how to act with respect to the proposed transaction. Cowen does not address any legal, regulatory, tax, or accounting effects of the proposed transaction and nothing contained herein should be construed as legal, regulatory, tax or accounting advice. 3CONFIDENTIAL – For Affiliate Transactions Committee Use Only Disclaimer The following materials were prepared solely for discussion at the meeting of the Affiliate Transactions Committee (the “Committee”) of the Board of Directors of AVALANCHE (“AVALANCHE” or the “Company”) scheduled for August 30, 2020. The following materials are for discussion purposes only and are incomplete without reference to, and should be viewed in conjunction with, the oral presentation provided by Cowen and Company, LLC (“Cowen”) to the Committee and Cowen’s written fairness opinion letter, dated the date hereof, to be delivered to the Committee. Please note that, as exclusive financial advisor to the Committee in connection with the proposed transaction with ISLANDERS, Cowen has been requested to render an opinion to the Committee as to the fairness, from a financial point of view, of the consideration to be received by the stockholders of the Company (other than ISLANDERS, its Affiliates (as defined in the Agreement (as defined below)), their respective directors and executive officers, and the other affiliated persons listed on Exhibit B to the Agreement), pursuant to an Agreement and Plan of Merger to be entered into between the Company, ISLANDERS and a wholly owned subsidiary of ISLANDERS (the “Agreement”). Cowen expresses no view as to the Committee’s underlying business decision to effect the proposed transaction, the relative merits of the proposed transaction as compared to other business strategies or transactions that might be available to AVALANCHE or to any other aspect or implication of the proposed transaction or any agreement, arrangement or understanding entered into in connection with the proposed transaction or otherwise. In preparing this presentation, Cowen has, with the Committee’s consent, relied upon information provided to Cowen by AVALANCHE, or publicly available information or information otherwise reviewed by Cowen. Cowen has not independently verified any such information, and has relied on it being accurate and complete in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared at the direction of and approved by the Committee or obtained from public sources, Cowen has utilized such estimates and forecasts at the Committee’s direction and has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of AVALANCHE or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates. Please note that this presentation is based on the business and operations of AVALANCHE as represented to Cowen as of the date hereof, and does not purport to take into consideration any information or events arising subsequent to such date. Cowen makes no representation or warranty that there has been no material change in the information provided or reviewed by Cowen in connection herewith. Cowen has no obligation to update this presentation. The information contained herein is confidential and has been prepared exclusively for the benefit and use of the Committee in its consideration of the proposed transaction, and may not be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without Cowen’s prior written consent, except as specifically set forth in the engagement letter between Cowen, the Committee and the Company. This presentation is not for the benefit of, and does not convey any rights or remedies to, any holder of securities of AVALANCHE or any other person. This presentation is subject to the assumptions, qualifications and limitations set forth herein and in Cowen’s fairness opinion letter delivered to the Committee and does not constitute a recommendation by Cowen to the Committee or any other person on how to act with respect to the proposed transaction. Cowen does not address any legal, regulatory, tax, or accounting effects of the proposed transaction and nothing contained herein should be construed as legal, regulatory, tax or accounting advice. 3

CONFIDENTIAL – For Affiliate Transactions Committee Use Only 1. TRANSACTION OVERVIEWCONFIDENTIAL – For Affiliate Transactions Committee Use Only 1. TRANSACTION OVERVIEW

TRANSACTION OVERVIEW CONFIDENTIAL – For Affiliate Transactions Committee Use Only AVALANCHE – Summary of Offer (US$ in millions, except per share data) Premium / (Discount) (%) Implied WholeCo Implied WholeCo 20-Day (a) (b) Price per Share Equity Value Enterprise Value Current 8/28/20 VWAP Metrics $11.38 $11.39 Current $11.38 $1,179 $829 - (0.1%) Offer Price $18.15 1,900 1,550 59.5% 59.3% Source: Market data per Capital IQ and Bloomberg as of August 28, 2020. Closing as of the indicated day, except as otherwise noted. (a) Based on Treasury Stock Method assuming 101.6mm shares of common stock outstanding, 10.1mm shares subject to options with various exercise prices, 1.5mm restricted stock units and 40,000 shares reserved for issuance pursuant to an Employee Stock Purchase Plan (ESPP) as of August 28, 2020, per AVALANCHE. (b) Based on estimated net cash balance of $350mm as of September 30, 2020 per AVALANCHE. 5TRANSACTION OVERVIEW CONFIDENTIAL – For Affiliate Transactions Committee Use Only AVALANCHE – Summary of Offer (US$ in millions, except per share data) Premium / (Discount) (%) Implied WholeCo Implied WholeCo 20-Day (a) (b) Price per Share Equity Value Enterprise Value Current 8/28/20 VWAP Metrics $11.38 $11.39 Current $11.38 $1,179 $829 - (0.1%) Offer Price $18.15 1,900 1,550 59.5% 59.3% Source: Market data per Capital IQ and Bloomberg as of August 28, 2020. Closing as of the indicated day, except as otherwise noted. (a) Based on Treasury Stock Method assuming 101.6mm shares of common stock outstanding, 10.1mm shares subject to options with various exercise prices, 1.5mm restricted stock units and 40,000 shares reserved for issuance pursuant to an Employee Stock Purchase Plan (ESPP) as of August 28, 2020, per AVALANCHE. (b) Based on estimated net cash balance of $350mm as of September 30, 2020 per AVALANCHE. 5

CONFIDENTIAL – For Affiliate Transactions Committee Use Only 2. AVALANCHE PUBLIC MARKET PERSPECTIVESCONFIDENTIAL – For Affiliate Transactions Committee Use Only 2. AVALANCHE PUBLIC MARKET PERSPECTIVES

AVALANCHE PUBLIC MARKET PERSPECTIVES

CONFIDENTIAL – For Affiliate Transactions Committee Use Only

AVALANCHE — Stock Price Performance

ANNOTATED STOCK PRICE CHART – LAST TWELVE MONTHS

- Share Price (08/28/20): $11.38
- 52-Week Range: $8.00 – $22.79[a]
- 20-Day VWAP: $11.39


(Price, USD)
(Volume, mm)
$25.00
20.00
15.00
10.00
5.00
0.00
2.00
1.50
1.00
0.50
0.00
$11.38
8/28/19
10/28/19
12/28/19
2/27/20
4/28/20
6/28/20
8/28/20
9/23/19 – Announced departure of CEO, President and COO and elected Michael Yang and Joseph Klein as new Board members
10/7/19 – Entered into a licensing agreement with Pfizer for ANGPTL3-L_{Rx}
11/5/19 – Announced earnings results for Q3 2019
11/25/19 – Announced initiation of the NEURO-TTRansform Phase 3 trial for TTR-L_{Rx} in hATTR polyneuropathy
1/10/20 – Announced initiation of the CARDIO-TTRansform Phase 3 trial for TTR-L_{Rx} in ATTR cardiomyopathy
1/22/20 – Announced topline results from the Phase 2 trial for APOCIII-L_{Rx} in hypertriglyceridemia with CVD risk
1/28/20 – Announced topline results from the Phase 2 trial for ANGPTL3-L_{Rx} in hypertriglyceridemia, type 2 diabetes and NAFLD
2/25/20 – Announced earnings results for full year 2019
5/5/20 – Announced earnings results for Q1 2020
8/4/20 – Announced earnings results for Q2 2020

Source: AVALANCHE public company filings, press releases and Capital IQ as of August 28, 2020.
(a) 52-week range represents high and low of intraday trading prices.

COWEN 7

AVALANCHE PUBLIC MARKET PERSPECTIVES CONFIDENTIAL – For Affiliate Transactions Committee Use Only AVALANCHE — Indexed Stock Price Performance LAST TWELVE MONTHS LAST THREE MONTHS (Indexed Return) (Indexed Return) 150% 125% NBI +29.2% 125 110 (a) Peer Index NBI 100 1.1% +0.6% 95 (a) Peer Index (8.6)% 75 AVALANCHE 80 (44.3)% AVALANCHE 50 (24.6)% 25 65 08/28/19 12/28/19 04/28/20 08/28/20 05/28/20 06/27/20 07/28/20 08/28/20 Source: Capital IQ as of August 28, 2020. (a) Peers consist of Global Blood Therapeutics, Amicus Therapeutics, PTC Therapeutics, GW Pharmaceuticals, Zogenix and Esperion. 8AVALANCHE PUBLIC MARKET PERSPECTIVES CONFIDENTIAL – For Affiliate Transactions Committee Use Only AVALANCHE — Indexed Stock Price Performance LAST TWELVE MONTHS LAST THREE MONTHS (Indexed Return) (Indexed Return) 150% 125% NBI +29.2% 125 110 (a) Peer Index NBI 100 1.1% +0.6% 95 (a) Peer Index (8.6)% 75 AVALANCHE 80 (44.3)% AVALANCHE 50 (24.6)% 25 65 08/28/19 12/28/19 04/28/20 08/28/20 05/28/20 06/27/20 07/28/20 08/28/20 Source: Capital IQ as of August 28, 2020. (a) Peers consist of Global Blood Therapeutics, Amicus Therapeutics, PTC Therapeutics, GW Pharmaceuticals, Zogenix and Esperion. 8

AVALANCHE PUBLIC MARKET PERSPECTIVES

CONFIDENTIAL – For Affiliate Transactions Committee Use Only

AVALANCHE – Trading Analysis

LAST TWELVE MONTHS – CUMULATIVE SHARES TRADED AT SPECIFIED PRICES


(% of Shares Traded)
100.0%
50.0
0.0
0.0%
11.1%
33.3%
57.0%
94.3%
100.0%
≤ $10.00
≤ $12.50
≤ $15.00
≤ $17.50
≤ $20.00
≤ $22.50

Trading Statistics

Cumulative # of Shares (mm)	-	7.478	22.477	38.470	63.643	67.471
% of Total Shares[a]	0.0%	7.4%	22.1%	37.9%	62.6%	66.4%

LAST THREE MONTHS – CUMULATIVE SHARES TRADED AT SPECIFIED PRICES


(% of Shares Traded)
100.0%
50.0
0.0
0.0%
12.2%
36.2%
70.9%
97.9%
100.0%
≤ $10.00
≤ $11.50
≤ $13.00
≤ $14.50
≤ $16.00
≤ $17.50

Trading Statistics

Cumulative # of Shares (mm)	-	2.167	6.421	12.585	17.374	17.745
% of Total Shares[a]	0.0%	2.1%	6.3%	12.4%	17.1%	17.5%

Source: Capital IQ as of August 28, 2020.

(a) % of Total Shares based on 101.6mm shares of common stock outstanding as of August 27, 2020, per AVALANCHE. Shares of common stock outstanding were 93.0mm, 93.9mm, 101.1mm, 101.5mm and 101.6mm as of August 1, 2019, October 31,2019, February 20, 2020, April 29, 2020 and July 29, 2020, respectively, per Company filings. Actual percentages are higher than those shown because of a lower number of shares outstanding at various dates throughout the period.

COWEN 9

AVALANCHE PUBLIC MARKET PERSPECTIVES CONFIDENTIAL – For Affiliate Transactions Committee Use Only AVALANCHE — Summary of Wall Street Valuation Perspectives Valuation Rating Price Target Methodology Buy Prob-adjusted SOTP fwd. sales multiple $41 Outperform Prob-adjusted wholeco NPV $26 Overweight Prob-adjusted SOTP NPV $25 Hold Prob-adjusted wholeco NPV $16 Market Perform NA NA Mean: $27.00 Source: Wall Street research. 10AVALANCHE PUBLIC MARKET PERSPECTIVES CONFIDENTIAL – For Affiliate Transactions Committee Use Only AVALANCHE — Summary of Wall Street Valuation Perspectives Valuation Rating Price Target Methodology Buy Prob-adjusted SOTP fwd. sales multiple $41 Outperform Prob-adjusted wholeco NPV $26 Overweight Prob-adjusted SOTP NPV $25 Hold Prob-adjusted wholeco NPV $16 Market Perform NA NA Mean: $27.00 Source: Wall Street research. 10

AVALANCHE PUBLIC MARKET PERSPECTIVES CONFIDENTIAL – For Affiliate Transactions Committee Use Only AVALANCHE — Product Revenue Estimates Comparison (a) (b) WALL STREET AND AVALANCHE PRODUCT REVENUE ESTIMATES 2020P – 2024P (US$ in millions) $2,000 Wall Street High Wall Street Median 1,750 Wall Street Low 1,500 AVALANCHE Projections 1,250 Q3P’20 Q4P’20 1,000 AVALANCHE $16 $16 750 Street Median 18 21 500 250 0 2020P 2021P 2022P 2023P 2024P AVALANCHE Product Revenue Estimates ($mm) 2020P 2021P 2022P 2023P 2024P AVALANCHE $63 $93 $112 $102 $97 80 187 491 1,647 1,781 Street High Street Median 71 141 259 492 954 Street Low 67 88 127 180 244 Source: Wall Street research as of August 28, 2020 and AVALANCHE projections as of August 18, 2020. (a) Sourced from current equity research by BMO Capital Markets, Cowen, Needham, Stifel and Wells Fargo. and Partner, (b) AVALANCHE estimates include non-probability adjusted product revenue, which includes i) Tegsedi and Waylivra U.S. and EU product sales generated directly by AVALANCHE and Partner, ii) WW TTR-L product sales and iii) Tegsedi and Waylivra LATAM royalties from existing partnership with PTC. Other inflows from licensing, including milestone payments and reimbursement Rx are not included, to allow for a comparison of product revenue only. Wall Street estimates generally assume 1) AVALANCHE will continue commercializing Tegsedi and Waylivra in the EU, EU, 11 2) TTR-L will remain wholly-owned by AVALANCHE and 3) TTR-L will be launched in 2023. Rx RxAVALANCHE PUBLIC MARKET PERSPECTIVES CONFIDENTIAL – For Affiliate Transactions Committee Use Only AVALANCHE — Product Revenue Estimates Comparison (a) (b) WALL STREET AND AVALANCHE PRODUCT REVENUE ESTIMATES 2020P – 2024P (US$ in millions) $2,000 Wall Street High Wall Street Median 1,750 Wall Street Low 1,500 AVALANCHE Projections 1,250 Q3P’20 Q4P’20 1,000 AVALANCHE $16 $16 750 Street Median 18 21 500 250 0 2020P 2021P 2022P 2023P 2024P AVALANCHE Product Revenue Estimates ($mm) 2020P 2021P 2022P 2023P 2024P AVALANCHE $63 $93 $112 $102 $97 80 187 491 1,647 1,781 Street High Street Median 71 141 259 492 954 Street Low 67 88 127 180 244 Source: Wall Street research as of August 28, 2020 and AVALANCHE projections as of August 18, 2020. (a) Sourced from current equity research by BMO Capital Markets, Cowen, Needham, Stifel and Wells Fargo. and Partner, (b) AVALANCHE estimates include non-probability adjusted product revenue, which includes i) Tegsedi and Waylivra U.S. and EU product sales generated directly by AVALANCHE and Partner, ii) WW TTR-L product sales and iii) Tegsedi and Waylivra LATAM royalties from existing partnership with PTC. Other inflows from licensing, including milestone payments and reimbursement Rx are not included, to allow for a comparison of product revenue only. Wall Street estimates generally assume 1) AVALANCHE will continue commercializing Tegsedi and Waylivra in the EU, EU, 11 2) TTR-L will remain wholly-owned by AVALANCHE and 3) TTR-L will be launched in 2023. Rx Rx

AVALANCHE PUBLIC MARKET PERSPECTIVES CONFIDENTIAL – For Affiliate Transactions Committee Use Only AVALANCHE — Product Revenue Estimates Comparison (Cont’d) (a) (b) WALL STREET AND AVALANCHE PRODUCT REVENUE ESTIMATES 2020P – 2024P (US$ in millions) Tegsedi Q3P’20 Q4P’20 ’20P ’21P ’22P ’23P ’24P AVALANCHE $14 $14 $57 $76 $77 $42 $20 (c) BMO 17 19 66 126 177 - - Cowen 17 17 65 84 106 131 153 Needham ------- Stifel ------- Wells Fargo 20 23 71 167 319 441 493 Waylivra Q3P’20 Q4P’20 ’20P ’21P ’22P ’23P ’24P AVALANCHE $1 $2 $6 $17 $35 $60 $70 BMO 1 1 5 25 72 162 220 Cowen 1 1 2 4 21 49 90 Needham ------- Stifel ------- Wells Fargo 3 3 10 20 172 272 301 TTR-L Q3P’20 Q4P’20 ’20P ’21P ’22P ’23P ’24P Rx AVALANCHE ------ $7 (c) BMO ----- 354 817 PN / Mixed ----- 222 285 CM / WT ----- 132 532 Cowen ------- Needham ------- Stifel ------- Wells Fargo ----- 904 913 Source: Wall Street research as of August 28, 2020 and AVALANCHE projections as of August 18, 2020. Note: “-” represents revenue estimate is not available or not material. (a) Sourced from current equity research by BMO Capital Markets, Cowen, Needham, Stifel and Wells Fargo. (b) AVALANCHE estimates include non-probability adjusted product revenue, which includes i) Tegsedi and Waylivra U.S. and EU product sales generated directly by AVALANCHE and and Partner, Partner, ii) WW TTR-L product sales and iii) Tegsedi and Waylivra LATAM royalties from existing partnership with PTC. Other inflows from licensing, including milestone payments and reimbursement Rx are not included, to allow for a comparison of product revenue only. Wall Street estimates generally assume 1) AVALANCHE will continue commercializing Tegsedi and Waylivra in the EU, EU, 2) TTR-L will remain wholly-owned by AVALANCHE and 3) TTR-L will be launched in 2023. Rx Rx 12 (c) Analyst projects combined sales for Tegsedi and TTR-L and assumes launch in CM / WT in 2023. Sales prior to 2023 included in Tegsedi table; sales in 2023 and thereafter included in TTR-L table. Rx RxAVALANCHE PUBLIC MARKET PERSPECTIVES CONFIDENTIAL – For Affiliate Transactions Committee Use Only AVALANCHE — Product Revenue Estimates Comparison (Cont’d) (a) (b) WALL STREET AND AVALANCHE PRODUCT REVENUE ESTIMATES 2020P – 2024P (US$ in millions) Tegsedi Q3P’20 Q4P’20 ’20P ’21P ’22P ’23P ’24P AVALANCHE $14 $14 $57 $76 $77 $42 $20 (c) BMO 17 19 66 126 177 - - Cowen 17 17 65 84 106 131 153 Needham ------- Stifel ------- Wells Fargo 20 23 71 167 319 441 493 Waylivra Q3P’20 Q4P’20 ’20P ’21P ’22P ’23P ’24P AVALANCHE $1 $2 $6 $17 $35 $60 $70 BMO 1 1 5 25 72 162 220 Cowen 1 1 2 4 21 49 90 Needham ------- Stifel ------- Wells Fargo 3 3 10 20 172 272 301 TTR-L Q3P’20 Q4P’20 ’20P ’21P ’22P ’23P ’24P Rx AVALANCHE ------ $7 (c) BMO ----- 354 817 PN / Mixed ----- 222 285 CM / WT ----- 132 532 Cowen ------- Needham ------- Stifel ------- Wells Fargo ----- 904 913 Source: Wall Street research as of August 28, 2020 and AVALANCHE projections as of August 18, 2020. Note: “-” represents revenue estimate is not available or not material. (a) Sourced from current equity research by BMO Capital Markets, Cowen, Needham, Stifel and Wells Fargo. (b) AVALANCHE estimates include non-probability adjusted product revenue, which includes i) Tegsedi and Waylivra U.S. and EU product sales generated directly by AVALANCHE and and Partner, Partner, ii) WW TTR-L product sales and iii) Tegsedi and Waylivra LATAM royalties from existing partnership with PTC. Other inflows from licensing, including milestone payments and reimbursement Rx are not included, to allow for a comparison of product revenue only. Wall Street estimates generally assume 1) AVALANCHE will continue commercializing Tegsedi and Waylivra in the EU, EU, 2) TTR-L will remain wholly-owned by AVALANCHE and 3) TTR-L will be launched in 2023. Rx Rx 12 (c) Analyst projects combined sales for Tegsedi and TTR-L and assumes launch in CM / WT in 2023. Sales prior to 2023 included in Tegsedi table; sales in 2023 and thereafter included in TTR-L table. Rx Rx

CONFIDENTIAL – For Affiliate Transactions Committee Use Only 3. FINANCIAL ANALYSISCONFIDENTIAL – For Affiliate Transactions Committee Use Only 3. FINANCIAL ANALYSIS

FINANCIAL ANALYSIS CONFIDENTIAL – For Affiliate Transactions Committee Use Only Key Valuation Assumptions Net Present Value Valuation Assumptions Valuation Date • 9/30/2020 Projection Period• 10/1/2020 – 12/31/2040, using mid-period convention Methodology• Sum-of-the-parts approach, no terminal value Discount Rate• 11.0% - 13.0% Source: AVALANCHE projections as of August 18, 2020, and Cowen assumptions. 14FINANCIAL ANALYSIS CONFIDENTIAL – For Affiliate Transactions Committee Use Only Key Valuation Assumptions Net Present Value Valuation Assumptions Valuation Date • 9/30/2020 Projection Period• 10/1/2020 – 12/31/2040, using mid-period convention Methodology• Sum-of-the-parts approach, no terminal value Discount Rate• 11.0% - 13.0% Source: AVALANCHE projections as of August 18, 2020, and Cowen assumptions. 14

FINANCIAL ANALYSIS

CONFIDENTIAL – For Affiliate Transactions Committee Use Only

AVALANCHE — Net Revenue[a] (Prob. Adjusted)


(US$ in millions)
$1,600
1,400
1,200
1,000
800
600
400
200
0
$54.2
$359.0
$84.4
$142.0
$204.8
$149.4
$130.8
$172.7
$485.5
$840.9
$1041.1
$1060.6
$1233.9
$1411.8
$1326.7
$1387.1
$1441.0
$1494.2
$1079.0
$878.6
$581.1
4QP'20
2021P
2022P
2023P
2024P
2025P
2026P
2027P
2028P
2029P
2030P
2031P
2032P
2033P
2034P
2035P
2036P
2037P
2038P
2039P
2040P

% Growth:	-	-	(76%)	68%	44%	(27%)	(12%)	32%	181%	73%	24%	2%	16%	14%	(6%)	5%	4%	4%	(28%)	(19%)	(34%)

Net Revenue (ex-ISLANDER TTR-L Econ[b]):	$54.2	$284.0	$84.4	$113.3	$136.7	$125.4	$122.8	$142.0	$385.4	$589.0	$745.9	$783.5	$930.8	$1,002.4	$979.2	$1,016.7	$1,047.5	$1,077.5	$873.1	$776.3	$530.0

Source: AVALANCHE projections as of August 18, 2020.
(a) Net Revenue includes Tegsedi, Waylivra and TTR-L_{Rx} full revenue to AVALANCHE, prior to profit sharing with ISLANDERS.
(b) Excludes ISLANDERS net revenue share in TTR-L_{Rx}

COWEN 15

FINANCIAL ANALYSIS

CONFIDENTIAL – For Affiliate Transactions Committee Use Only

AVALANCHE — Net Operating Income to AVALANCHE[(a)] (Prob. Adj.)


(US$ in millions)
$1,100
900
700
500
300
100
(100)
$5.5
$108.9
($85.9)
($50.6)
($50.1)
$42.0
$33.4
$53.2
$230.1
$335.9
$679.6
$714.9
$700.2
$931.9
$906.5
$941.9
$970.6
$998.5
$805.7
$711.3
$465.6

	4QP'20	2021P	2022P	2023P	2024P	2025P	2026P	2027P	2028P	2029P	2030P	2031P	2032P	2033P	2034P	2035P	2036P	2037P	2038P	2039P	2040P
% Growth:	-	-	*(179%)*	*(41%)*	*(1%)*	*(184%)*	*(20%)*	*59%*	*333%*	*46%*	*102%*	*5%*	*(2%)*	*33%*	*(3%)*	*4%*	*3%*	*3%*	*(19%)*	*(12%)*	*(35%)*

Source: AVALANCHE projections as of August 18, 2020.
(a) Represents total operating income to AVALANCHE adjusted for ISLANDERS profit share.

COWEN 16

FINANCIAL ANALYSIS CONFIDENTIAL – For Affiliate Transactions Committee Use Only AVALANCHE — Financial Analysis Summary Implied Price Per Fully Diluted Share of AVALANCHE Based on Various Methodologies ISLANDERS BID AVALANCHE Current (Aug. 28, 2020) $18.15 (Aug. 28, 2020) $11.38 FOR REFERENCE PURPOSES ONLY: (a) AVALANCHE TRADING PERFORMANCE : $8.00 $22.79 ‡ 52-Week High / Low VALUATION METHODOLOGY: (b) SELECTED PRECEDENT TRANSACTIONS : $11.60 $13.90 st rd ‡ 1 –3 Quartile of EV / Peak Revenue Multiple (c, d) SELECTED PUBLIC COMPANIES : $5.97 $8.08 st rd ‡ 1 –3 Quartile of EV / CY2022P Revenue Multiple (e) NET PRESENT VALUE ANALYSIS : $16.00 $19.35 ‡ Probability-Adjusted Values ‡ WACC of 11.0% to 13.0% $0.00 $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 Source: Capital IQ and public Company filings as of August 28, 2020. AVALANCHE projections as of August 18, 2020. Note: Based on Treasury Stock Method assuming 101.6mm shares of common stock outstanding, 10.1mm shares subject to options with various exercise prices, 1.5mm restricted stock units and 40,000 shares reserved for issuance pursuant to an Employee Stock Purchase Plan (ESPP) as of August 27, 2020, per AVALANCHE. (a) High and low end of range represents 52-week high and low of AVALANCHE intraday stock price. (b) Applied to $1,077.5mm PoS-adjusted AVALANCHE peak revenue, per AVALANCHE projected 2037P 2037P net revenue post ISLANDERS share of revenue in TTR TTR- - -L L Rx Rx.. (c) Applied to $83.9mm PoS-adjusted AVALANCHE sales and AVALANCHE royalty revenue per AVALANCHE projected CY2022P revenue. (d) Selected public companies consist of Global Blood Therapeutics, Amicus Therapeutics, PTC Therapeutics, GW Pharmaceuticals, Zogenix and Esperion. (e) High and low end of range represent WACC of 11.0% and 13.0%, respectively. Represents cash flows discounted to September 30, 2020 using mid-period convention. 17FINANCIAL ANALYSIS CONFIDENTIAL – For Affiliate Transactions Committee Use Only AVALANCHE — Financial Analysis Summary Implied Price Per Fully Diluted Share of AVALANCHE Based on Various Methodologies ISLANDERS BID AVALANCHE Current (Aug. 28, 2020) $18.15 (Aug. 28, 2020) $11.38 FOR REFERENCE PURPOSES ONLY: (a) AVALANCHE TRADING PERFORMANCE : $8.00 $22.79 ‡ 52-Week High / Low VALUATION METHODOLOGY: (b) SELECTED PRECEDENT TRANSACTIONS : $11.60 $13.90 st rd ‡ 1 –3 Quartile of EV / Peak Revenue Multiple (c, d) SELECTED PUBLIC COMPANIES : $5.97 $8.08 st rd ‡ 1 –3 Quartile of EV / CY2022P Revenue Multiple (e) NET PRESENT VALUE ANALYSIS : $16.00 $19.35 ‡ Probability-Adjusted Values ‡ WACC of 11.0% to 13.0% $0.00 $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 Source: Capital IQ and public Company filings as of August 28, 2020. AVALANCHE projections as of August 18, 2020. Note: Based on Treasury Stock Method assuming 101.6mm shares of common stock outstanding, 10.1mm shares subject to options with various exercise prices, 1.5mm restricted stock units and 40,000 shares reserved for issuance pursuant to an Employee Stock Purchase Plan (ESPP) as of August 27, 2020, per AVALANCHE. (a) High and low end of range represents 52-week high and low of AVALANCHE intraday stock price. (b) Applied to $1,077.5mm PoS-adjusted AVALANCHE peak revenue, per AVALANCHE projected 2037P 2037P net revenue post ISLANDERS share of revenue in TTR TTR- - -L L Rx Rx.. (c) Applied to $83.9mm PoS-adjusted AVALANCHE sales and AVALANCHE royalty revenue per AVALANCHE projected CY2022P revenue. (d) Selected public companies consist of Global Blood Therapeutics, Amicus Therapeutics, PTC Therapeutics, GW Pharmaceuticals, Zogenix and Esperion. (e) High and low end of range represent WACC of 11.0% and 13.0%, respectively. Represents cash flows discounted to September 30, 2020 using mid-period convention. 17

FINANCIAL ANALYSIS

CONFIDENTIAL – For Affiliate Transactions Committee Use Only

AVALANCHE — Financial Analysis Summary *(Cont'd)*

Financial Analysis Summary of Various Valuation Methodologies

(US$ in millions, except per share price)

Methodology	Statistic[a]	Reference Multiples Range	Implied Enterprise Value	Net Cash[b]	Implied Equity Value	Implied Price per Fully-Diluted Share
Selected Precedent Transactions						
Transaction Value / Peak Revenue[c]	$1,077.5	0.8x – 1.0x	$851.8 – $1,093.7	$350.0	$1,201.8 – $1,443.7	$11.60 – $13.90
Selected Public Companies[d]						
EV / CY2022P Forward Revenue Multiple[e]	$83.9	3.2x – 5.8x	$266.1 – $484.9	$350.0	$616.1 – $834.9	$5.97 – $8.08
Net Present Value Analysis						
AVALANCHE Projections[f]			$1,323.4 – $1,673.2	$350.0	$1,673.4 – $2,023.2	$16.00 – $19.35

Source: Capital IQ and public Company filings as of August 28, 2020. AVALANCHE projections as of August 18, 2020.
Note: Based on Treasury Stock Method assuming 101.6mm shares of common stock outstanding, 10.1mm shares subject to options with various exercise prices, 1.5mm restricted stock units and 40,000 shares reserved for issuance pursuant to an Employee Stock Purchase Plan (ESPP) as of August 27, 2020, per AVALANCHE.
(a) PoS-adjusted AVALANCHE projected revenue, which includes AVALANCHE sales and AVALANCHE royalty revenue and excludes partnership upfront and milestone payments.
(b) Estimated September 30, 2020 net cash balance of $350.0mm per AVALANCHE.
(c) Applied to $1,077.5mm PoS-adjusted AVALANCHE peak net revenue, per AVALANCHE projected [redacted] net revenue post ISLANDERS share of revenue in [redacted]
(d) Selected public companies consist of Global Blood Therapeutics, Amicus Therapeutics, PTC Therapeutics, GW Pharmaceuticals, Zogenix and Esperion.
(e) Applied to $83.9mm PoS-adjusted AVALANCHE sales and AVALANCHE royalty revenue per AVALANCHE projected CY2022P revenue.
(f) High and low end of range represent WACC of 11.0% and 13.0%, respectively. Represents cash flows discounted to September 30, 2020 using mid-period convention.

COWEN 18

FINANCIAL ANALYSIS

CONFIDENTIAL – For Affiliate Transactions Committee Use Only

AVALANCHE — SOTP NPV Analysis (Probability-Adjusted)

Product cash flows discounted at 12.0% Weighted Average Cost of Capital ("WACC"); no terminal value

Implied Sum-of-the-Parts Per Share Value by Product — Based on Net Present Value (NPV)[(a)]


(US$ Per Share)
$25.00
20.00
15.00
10.00
5.00
0.00
$6.12
$5.21
$3.56
$2.21
($0.38)
($0.65)
($1.84)
$14.22
$3.35
$17.57
APO(a)-LRx
APOCIII-LRx
TTR-LRx
ANGPTL3-LRx
Tegsedi
Waylivra
Corporate G&A and U.S. NOL Tax Benefit
Implied Per Share Enterprise Value
Net Cash
Implied Per Share Equity Value

NPV ($mm):	*$639.5*	*$544.4*	*$371.8*	*$230.6*	*($40.1)*	*($67.9)*	*($191.9)*	*$1,486.5*	*$350.0*	*$1,836.5*

Source: AVALANCHE projections as of August 18, 2020.
Note: Sum-of-the-parts analysis incorporates taxes at the product level. Cash flows discounted to September 30, 2020 using a 12.0% WACC and mid-period convention. Per share amounts based on Treasury Stock Method assuming 101.6mm shares of common stock outstanding, 10.1mm shares subject to options with various exercise prices, 1.5mm restricted stock units and 40,000 shares reserved for issuance pursuant to an Employee Stock Purchase Plan (ESPP) as of August 27, 2020, per AVALANCHE.

(a) Sum-of-the-parts analysis adjusted for estimated cash balance of $350.0mm as of September 30, 2020, per AVALANCHE estimates.

COWEN 19

FINANCIAL ANALYSIS CONFIDENTIAL – For Affiliate Transactions Committee Use Only AVALANCHE — Illustrative NPV Sensitivity Analysis (Prob.-Adjusted) Sensitivity Variables Key Commentary ‡ Impact of broader adoption as standard of care in the unique patient population ‡ Impact of lower than anticipated focus on treating established CVD population ‡ Impact of the rate of price inflation ‡ Impact of additional Ph2b risk in identifying more suitable dose ‡ Impact of increased utilization amongst established high-risk primary prevention patients or competitor achieves stronger data package ‡ Impact of a change of price potential ‡ Impact of a 100,000 change in ATTR CM prevalence in the U.S and EU each ‡ Impact of share in global development costs for TTR-L from 25%/75% to 40%/60% ‡ Impact of a +/-1% change in WACC Source: AVALANCHE projections as of August 18, 2020; Cowen assumptions. 20FINANCIAL ANALYSIS CONFIDENTIAL – For Affiliate Transactions Committee Use Only AVALANCHE — Illustrative NPV Sensitivity Analysis (Prob.-Adjusted) Sensitivity Variables Key Commentary ‡ Impact of broader adoption as standard of care in the unique patient population ‡ Impact of lower than anticipated focus on treating established CVD population ‡ Impact of the rate of price inflation ‡ Impact of additional Ph2b risk in identifying more suitable dose ‡ Impact of increased utilization amongst established high-risk primary prevention patients or competitor achieves stronger data package ‡ Impact of a change of price potential ‡ Impact of a 100,000 change in ATTR CM prevalence in the U.S and EU each ‡ Impact of share in global development costs for TTR-L from 25%/75% to 40%/60% ‡ Impact of a +/-1% change in WACC Source: AVALANCHE projections as of August 18, 2020; Cowen assumptions. 20

FINANCIAL ANALYSIS

CONFIDENTIAL – For Affiliate Transactions Committee Use Only

AVALANCHE — Selected Precedent Transaction Analysis

SELECTED PRECEDENT TRANSACTIONS ANALYSIS

(US$ in millions)

					Revenue Multiple
Ann. Date	Acquiror	Target	Equity Value[(a)]	Enterprise Value	EV / Peak Revenue
01/10/20	Eli Lilly	Dermira	$1,070	$1,075	0.7x
10/10/19	UCB	Ra Pharma	2,465	2,200	1.0x
05/10/18	Eli Lilly	ARMO	1,626	1,461	0.8x
01/05/18	Takeda	TiGenix	617	584	1.2x
01/18/17	Eli Lilly	CoLucid	961	861	0.8x
1st Quartile			**$961**	**$861**	**0.8x**
Median			**1,070**	**1,075**	**0.8x**
3rd Quartile			**1,626**	**1,461**	**1.0x**

Source: Market data per Capital IQ. Companies' financial information per public company filings. Foreign currencies converted at exchange ratio of 1-day prior to transaction announcement.
Note: Peak Revenue projections represent the highest value per target companies' risk-adjusted revenue projections, as disclosed in acquisition proxies.
(a) Fully diluted with outstanding options, warrants and RSUs calculated using Treasury Stock Method.

COWEN 21

FINANCIAL ANALYSIS

CONFIDENTIAL – For Affiliate Transactions Committee Use Only

AVALANCHE — Selected Public Companies Analysis

SELECTED PUBLIC COMPANIES ANALYSIS

(US$ in millions, except per share price)

Company Name	Stock Price	As % of 52-Week High	Market Cap[a]	Enterprise Value	EV / CY 2022P Revenue	Commercial Launch Year[b]
Global Blood Therapeutics	$62.03	70.9%	$4,031	$3,532	5.8x	2020
Amicus Therapeutics	14.76	91.5%	4,033	3,885	8.0x	2018
PTC Therapeutics	48.75	81.4%	3,501	3,877	5.6x	2017
GW Pharmaceuticals	102.97	68.0%	3,319	2,841	2.9x	2018
Zogenix	22.68	39.6%	1,267	877	4.0x	2020
Esperion	32.48	42.2%	920	619	2.6x[c]	2020
1st Quartile		**48.7%**			**3.2x**	
Median		**69.4%**			**4.8x**	
3rd Quartile		**78.8%**			**5.8x**	

Source: Market data per Capital IQ as of August 28, 2020. Comparable companies' financial information per public company filings.
Note: Revenue projections represent median of Wall Street estimates per Capital IQ.
(a) Fully diluted with outstanding options, warrants and RSUs calculated using Treasury Stock Method.
(b) Represents launch year for first commercial launch in the United States.
(c) Revenue underlying multiple based on median of revenue estimates for CY 2022P, per Cowen, Northland and JP Morgan research.

COWEN 22

FINANCIAL ANALYSIS CONFIDENTIAL – For Affiliate Transactions Committee Use Only AVALANCHE — Net Present Value Analysis (Prob. Adjusted) Valuation discounted at 12.0% WACC; no terminal value Net Present Value Analysis Based on AVALANCHE Projections Year 4QP'20 2021P 2022P 2023P 2024P 2025P 2026P 2027P 2028P 2029P 2030P 2031P 2032P 2033P 2034P 2035P 2036P 2037P 2038P 2039P 2040P WW (US$ in millions) Revenue AVALANCHE Sales $11.5 $62.8 $57.3 $33.2 $33.0 $12.2 $14.3 $56.1 $154.9 $322.9 $405.5 $447.2 $487.2 $525.6 $565.5 $607.1 $649.2 $692.3 $346.2 $173.1 $86.5 AVALANCHE Royalty Revenue 4.2 17.2 26.6 31.1 23.3 51.3 123.6 225.8 376.9 588.6 828.9 997.9 1,144.0 1,310.7 1,392.8 1,426.3 1,445.9 1,462.7 1,400.1 1,379.4 973.4 Total $15.7 $80.1 $83.9 $64.3 $56.3 $63.6 $137.9 $281.9 $531.8 $911.5 $1,234.4 $1,445.0 $1,631.2 $1 ,836.3 $1,958.3 $2,033.4 $2 ,095.1 $2 ,155.0 $1,746.3 $1 ,552.5 $1 ,059.9 Growth 34.7% 4.8% (23.3%) (12.5%) 13.0% 116.9% 104.4% 88.6% 71.4% 35.4% 17.1% 12.9% 12.6% 6.6% 3.8% 3.0% 2.9% (19.0%) (11.1%) (31.7%) Tegsedi/Waylivra Reimbursement 1.0 4.0 4.0 3.5 3.5 3.5 2.5 0.4 - - - - - - - - - - - - - Upfront, Dev. & Reg. Milestones 75.0 404.0 - 105.1 173.0 164.5 10.8 - 54.6 56.6 12.4 - - - - - - - - - - Sales milestones - - - - - - 81.7 - 184.6 210.1 245.0 122.0 230.4 168.6 - - - - - - - Total Revenue $91.7 $488.1 $87.9 $172.9 $232.8 $231.5 $232.9 $282.2 $770.9 $1,178.1 $1 ,491.7 $1,567.1 $1 ,861.6 $2 ,004.8 $1 ,958.3 $2,033.4 $2 ,095.1 $2 ,155.0 $1,746.3 $1,552.5 $1,059.9 Less: ISLANDERS Royalties - (2.1) (3 .2) (6.1) (7.0) (0.5) - - - - - - - - - - - - - - - Less: ISLANDERS Share of Royalties - - (0.2) (0.9) (1.5) (18.5) (55.8) (109.5) (180.4) (274.6) (378.3) (445.5) (512.5) (593.1) (631.6) (646.3) (654.1) (660.8) (667.3) (673.9) (478.8) Less: ISLANDERS Share of Milestones (37.5) (127.0) - (23.9) (19.6) (63.1) (46.2) - (105.0) (62.5) (72.3) (61.0) (115.2) - - - - - - - - Net Revenue $54.2 $359.0 $84.4 $142.0 $204.8 $149.4 $130.8 $172.7 $485.5 $840.9 $1,041.1 $1 ,060.6 $1,233.9 $1 ,411.8 $1 ,326.7 $1 ,387.1 $1,441.0 $1 ,494.2 $1,079.0 $878.6 $581.1 TTR-L ISLANDERS Net Revenue Share - ($75.0) - ($28.7) ($68.1) ($24.0) ($8.0) ($30.7) ($100.0) ($251.9) ($295.3) ($277.0) ($303.1) ($409.4) ($347.5) ($370.4) ($393.4) ($416.7) ($205.8) ($102.3) ($51.2) Net Revenue, post TTR-L ISLANDERS Share $54.2 $284.0 $84.4 $113.3 $136.7 $125.4 $122.8 $142.0 $385.4 $589.0 $745.9 $783.5 $930.8 $1,002.4 $979.2 $1,016.7 $1,047.5 $1,077.5 $873.1 $776.3 $530.0 COGS (1.9) (11.4) (13.5) (11.4) (9.1) (5.0) (3.7) (2.7) (6.4) (13.3) (17.0) (18.8) (20.5) (22.0) (23.7) (25.4) (27.1) (28.8) (14.4) (7 .2) (3.6) as % of AVALANCHE Sales 16.1% 18.2% 23.6% 34.3% 27.7% 40.7% 26.3% 4.8% 4.1% 4.1% 4.2% 4.2% 4.2% 4.2% 4.2% 4.2% 4.2% 4.2% 4.2% 4.2% 4.2% Gross Profit $52.4 $347.6 $70.9 $130.6 $195.7 $144.4 $127.1 $170.0 $479.1 $827.6 $1,024.1 $1,041.8 $1,213.4 $1,389.7 $1,303.0 $1,361.7 $1,413.9 $1,465.4 $1,064.5 $871.4 $577.5 OpEx Commercial (26.8) (89.2) (78.9) (55.9) (53.2) (41.0) (37.5) (36.5) (36.6) (37.3) (36.6) (37.1) (36.3) (36.8) (37.6) (38.1) (38.6) (39.2) (30.1) (30.4) (30.7) Med Affairs (3.8) (17.5) (15.5) (12.3) (8.9) (7.9) (8.7) (9.7) (9.3) (6.4) (5.8) (6.2) (3.2) (3.2) (3.0) (3.1) (3.2) (3.3) (1.6) (1.7) (1.7) Commercial & Med Affairs (30.6) (106.8) (94.4) (68.2) (62.1) (48.9) (46.2) (46.2) (45.9) (43.6) (42.4) (43.2) (39.5) (40.0) (40.6) (41.2) (41.8) (42.5) (31.7) (32.1) (32.4) as % of AVALANCHE Sales 266.1% 169.9% 164.7% 205.6% 188.3% 399.3% 324.0% 82.4% 29.6% 13.5% 10.5% 9.7% 8.1% 7.6% 7.2% 6.8% 6.4% 6.1% 9.2% 18.5% 37.5% Development & Regulatory (32.5) (59.9) (67.5) (62.1) (47.0) (19.0) (11.9) (2.8) - - - - - - - - - - - - - G&A (7 .2) (28.7) (29.4) (30.2) (31.0) (31.9) (32.8) (33.7) (34.7) (35.7) (36.6) (37.6) (38.6) (39.5) (40.5) (41.5) (42.4) (43.4) (44.4) (45.4) (46.3) Total OpEx ($70.3) ($195.4) ($191.3) ($160.5) ($140.1) ($99.7) ($90.8) ($82.7) ($80.6) ($79.3) ($79.0) ($80.8) ($78.1) ($79.5) ($81.1) ($82.6) ($84.2) ($85.9) ($76.1) ($77.4) ($78.7) as % of AVALANCHE Sales 610.9% 310.9% 333.7% 483.7% 425.0% 814.6% 637.0% 147.4% 52.0% 24.6% 19.5% 18.1% 16.0% 15.1% 14.3% 13.6% 13.0% 12.4% 22.0% 44.7% 91.0% Operating Income (Loss) ($17.9) $152.2 ($120.4) ($29.8) $55.5 $44.7 $36.3 $87.3 $398.5 $748.3 $945.1 $960.9 $1,135.3 $1,310.2 $1,221.9 $1,279.1 $1,329.6 $1,379.5 $988.4 $794.0 $498.8 As % of Net Revenue - 42.4% - - 27.1% 29.9% 27.7% 50.6% 82.1% 89.0% 90.8% 90.6% 92.0% 92.8% 92.1% 92.2% 92.3% 92.3% 91.6% 90.4% 85.8% ISLANDERS Profit/Loss Share (23.4) 43.3 (34.5) (6.0) 36.8 2.7 (12.4) 7.1 73.9 223.4 265.6 246.0 273.1 378.4 315.4 337.2 359.0 381.1 182.7 82.7 33.1 ISLANDERS TTR-L Milestones - - - 26.8 68.9 - 15.3 27.0 94.5 189.0 - - 162.0 - - - - - - - - RX Operating Income to AVALANCHE $5.5 $108.9 ($85.9) ($50.6) ($50.1) $42.0 $33.4 $53.2 $230.1 $335.9 $679.6 $714.9 $700.2 $931.9 $906.5 $941.9 $970.6 $998.5 $805.7 $711.3 $465.6 Taxes - (10.2) (1 .0) (0 .7) (0 .5) (5 .2) (3 .9) (5 .0) (21.3) (80.0) (165.8) (172.8) (168.5) (226.1) (219.5) (228.1) (235.1) (241.8) (197.8) (176.1) (115.6) Tax-Effected EBIT $5.5 $98.7 ($86.8) ($51.3) ($50.6) $36.8 $29.5 $48.2 $208.8 $255.8 $513.8 $542.1 $531.8 $705.8 $687.1 $713.8 $735.6 $756.6 $607.9 $535.2 $350.0 (+) Depreciation / Amortization - - - - - - - - - - - - - - - - - - - - - (+) (Inc.) / Dec. in Working Capital - (7.7) 0.5 (0 .1) (2 .2) (1 .4) (1 .1) (7 .5) (16.0) (26.7) (11.7) (5 .9) (6.7) (5 .9) (6 .2) (6 .4) (6 .5) (6.7) 53.0 27.3 13.7 (-) Capital Expenditures (0.3) (1 .3) (1 .3) (1 .3) (1 .3) (1.3) (1.3) (1.3) (1 .3) (1.3) (1.3) (1.3) (1.3) (1.3) (1.3) (1.3) (1.3) (1 .3) (1.3) (1.3) (1 .3) Free Cash Flow $5.2 $89.8 ($87.6) ($52.7) ($54.1) $34.2 $27.2 $39.4 $191.6 $227.9 $500.8 $535.0 $523.8 $698.6 $679.6 $706.2 $727.8 $748.7 $659.6 $561.2 $362.5 Discounted Free Cash Flow $5.1 $82.3 ($71.8) ($38.6) ($35.3) $19.8 $13.8 $17.9 $77.7 $84.5 $165.9 $158.2 $138.3 $164.7 $143.1 $132.7 $122.1 $112.2 $88.2 $67.0 $38.7 Cumulative Free Cash Flow $1,486.5 Terminal Value $0.0 Implied Enterprise Value $1,486.5 (+) Cash $350.0 (-) Debt $0.0 WACC Implied Equity Value $1,836.5 11.0% 11.5% 12.0% 12.5% 13.0% Fully Diluted Share Count 104.55 Equity Value: $1,837 $2,023 $1,927 $1,837 $1,752 $1,673 Implied Price per Share $17.57 Price per Share: $19.35 $18.43 $17.57 $16.76 $16.00 Source: AVALANCHE projections as of August 18, 2020. Note: Cash flows discounted to September 30, 2020 using a 12.0% WACC and mid-period convention. U.S. Taxes accounts for estimated December 31, 2020 U.S. NOL balance of $139.5mm, per AVALANCHE. U.S. NOL benefit discounted to September 30, 2020 using a 14.0% cost-of-equity and mid-period convention. Per AVALANCHE, taxes calculated at a U.S. blended tax rate of 25.0% and an ex-U.S. average tax rate of 15.0%. 23FINANCIAL ANALYSIS CONFIDENTIAL – For Affiliate Transactions Committee Use Only AVALANCHE — Net Present Value Analysis (Prob. Adjusted) Valuation discounted at 12.0% WACC; no terminal value Net Present Value Analysis Based on AVALANCHE Projections Year 4QP'20 2021P 2022P 2023P 2024P 2025P 2026P 2027P 2028P 2029P 2030P 2031P 2032P 2033P 2034P 2035P 2036P 2037P 2038P 2039P 2040P WW (US$ in millions) Revenue AVALANCHE Sales $11.5 $62.8 $57.3 $33.2 $33.0 $12.2 $14.3 $56.1 $154.9 $322.9 $405.5 $447.2 $487.2 $525.6 $565.5 $607.1 $649.2 $692.3 $346.2 $173.1 $86.5 AVALANCHE Royalty Revenue 4.2 17.2 26.6 31.1 23.3 51.3 123.6 225.8 376.9 588.6 828.9 997.9 1,144.0 1,310.7 1,392.8 1,426.3 1,445.9 1,462.7 1,400.1 1,379.4 973.4 Total $15.7 $80.1 $83.9 $64.3 $56.3 $63.6 $137.9 $281.9 $531.8 $911.5 $1,234.4 $1,445.0 $1,631.2 $1 ,836.3 $1,958.3 $2,033.4 $2 ,095.1 $2 ,155.0 $1,746.3 $1 ,552.5 $1 ,059.9 Growth 34.7% 4.8% (23.3%) (12.5%) 13.0% 116.9% 104.4% 88.6% 71.4% 35.4% 17.1% 12.9% 12.6% 6.6% 3.8% 3.0% 2.9% (19.0%) (11.1%) (31.7%) Tegsedi/Waylivra Reimbursement 1.0 4.0 4.0 3.5 3.5 3.5 2.5 0.4 - - - - - - - - - - - - - Upfront, Dev. & Reg. Milestones 75.0 404.0 - 105.1 173.0 164.5 10.8 - 54.6 56.6 12.4 - - - - - - - - - - Sales milestones - - - - - - 81.7 - 184.6 210.1 245.0 122.0 230.4 168.6 - - - - - - - Total Revenue $91.7 $488.1 $87.9 $172.9 $232.8 $231.5 $232.9 $282.2 $770.9 $1,178.1 $1 ,491.7 $1,567.1 $1 ,861.6 $2 ,004.8 $1 ,958.3 $2,033.4 $2 ,095.1 $2 ,155.0 $1,746.3 $1,552.5 $1,059.9 Less: ISLANDERS Royalties - (2.1) (3 .2) (6.1) (7.0) (0.5) - - - - - - - - - - - - - - - Less: ISLANDERS Share of Royalties - - (0.2) (0.9) (1.5) (18.5) (55.8) (109.5) (180.4) (274.6) (378.3) (445.5) (512.5) (593.1) (631.6) (646.3) (654.1) (660.8) (667.3) (673.9) (478.8) Less: ISLANDERS Share of Milestones (37.5) (127.0) - (23.9) (19.6) (63.1) (46.2) - (105.0) (62.5) (72.3) (61.0) (115.2) - - - - - - - - Net Revenue $54.2 $359.0 $84.4 $142.0 $204.8 $149.4 $130.8 $172.7 $485.5 $840.9 $1,041.1 $1 ,060.6 $1,233.9 $1 ,411.8 $1 ,326.7 $1 ,387.1 $1,441.0 $1 ,494.2 $1,079.0 $878.6 $581.1 TTR-L ISLANDERS Net Revenue Share - ($75.0) - ($28.7) ($68.1) ($24.0) ($8.0) ($30.7) ($100.0) ($251.9) ($295.3) ($277.0) ($303.1) ($409.4) ($347.5) ($370.4) ($393.4) ($416.7) ($205.8) ($102.3) ($51.2) Net Revenue, post TTR-L ISLANDERS Share $54.2 $284.0 $84.4 $113.3 $136.7 $125.4 $122.8 $142.0 $385.4 $589.0 $745.9 $783.5 $930.8 $1,002.4 $979.2 $1,016.7 $1,047.5 $1,077.5 $873.1 $776.3 $530.0 COGS (1.9) (11.4) (13.5) (11.4) (9.1) (5.0) (3.7) (2.7) (6.4) (13.3) (17.0) (18.8) (20.5) (22.0) (23.7) (25.4) (27.1) (28.8) (14.4) (7 .2) (3.6) as % of AVALANCHE Sales 16.1% 18.2% 23.6% 34.3% 27.7% 40.7% 26.3% 4.8% 4.1% 4.1% 4.2% 4.2% 4.2% 4.2% 4.2% 4.2% 4.2% 4.2% 4.2% 4.2% 4.2% Gross Profit $52.4 $347.6 $70.9 $130.6 $195.7 $144.4 $127.1 $170.0 $479.1 $827.6 $1,024.1 $1,041.8 $1,213.4 $1,389.7 $1,303.0 $1,361.7 $1,413.9 $1,465.4 $1,064.5 $871.4 $577.5 OpEx Commercial (26.8) (89.2) (78.9) (55.9) (53.2) (41.0) (37.5) (36.5) (36.6) (37.3) (36.6) (37.1) (36.3) (36.8) (37.6) (38.1) (38.6) (39.2) (30.1) (30.4) (30.7) Med Affairs (3.8) (17.5) (15.5) (12.3) (8.9) (7.9) (8.7) (9.7) (9.3) (6.4) (5.8) (6.2) (3.2) (3.2) (3.0) (3.1) (3.2) (3.3) (1.6) (1.7) (1.7) Commercial & Med Affairs (30.6) (106.8) (94.4) (68.2) (62.1) (48.9) (46.2) (46.2) (45.9) (43.6) (42.4) (43.2) (39.5) (40.0) (40.6) (41.2) (41.8) (42.5) (31.7) (32.1) (32.4) as % of AVALANCHE Sales 266.1% 169.9% 164.7% 205.6% 188.3% 399.3% 324.0% 82.4% 29.6% 13.5% 10.5% 9.7% 8.1% 7.6% 7.2% 6.8% 6.4% 6.1% 9.2% 18.5% 37.5% Development & Regulatory (32.5) (59.9) (67.5) (62.1) (47.0) (19.0) (11.9) (2.8) - - - - - - - - - - - - - G&A (7 .2) (28.7) (29.4) (30.2) (31.0) (31.9) (32.8) (33.7) (34.7) (35.7) (36.6) (37.6) (38.6) (39.5) (40.5) (41.5) (42.4) (43.4) (44.4) (45.4) (46.3) Total OpEx ($70.3) ($195.4) ($191.3) ($160.5) ($140.1) ($99.7) ($90.8) ($82.7) ($80.6) ($79.3) ($79.0) ($80.8) ($78.1) ($79.5) ($81.1) ($82.6) ($84.2) ($85.9) ($76.1) ($77.4) ($78.7) as % of AVALANCHE Sales 610.9% 310.9% 333.7% 483.7% 425.0% 814.6% 637.0% 147.4% 52.0% 24.6% 19.5% 18.1% 16.0% 15.1% 14.3% 13.6% 13.0% 12.4% 22.0% 44.7% 91.0% Operating Income (Loss) ($17.9) $152.2 ($120.4) ($29.8) $55.5 $44.7 $36.3 $87.3 $398.5 $748.3 $945.1 $960.9 $1,135.3 $1,310.2 $1,221.9 $1,279.1 $1,329.6 $1,379.5 $988.4 $794.0 $498.8 As % of Net Revenue - 42.4% - - 27.1% 29.9% 27.7% 50.6% 82.1% 89.0% 90.8% 90.6% 92.0% 92.8% 92.1% 92.2% 92.3% 92.3% 91.6% 90.4% 85.8% ISLANDERS Profit/Loss Share (23.4) 43.3 (34.5) (6.0) 36.8 2.7 (12.4) 7.1 73.9 223.4 265.6 246.0 273.1 378.4 315.4 337.2 359.0 381.1 182.7 82.7 33.1 ISLANDERS TTR-L Milestones - - - 26.8 68.9 - 15.3 27.0 94.5 189.0 - - 162.0 - - - - - - - - RX Operating Income to AVALANCHE $5.5 $108.9 ($85.9) ($50.6) ($50.1) $42.0 $33.4 $53.2 $230.1 $335.9 $679.6 $714.9 $700.2 $931.9 $906.5 $941.9 $970.6 $998.5 $805.7 $711.3 $465.6 Taxes - (10.2) (1 .0) (0 .7) (0 .5) (5 .2) (3 .9) (5 .0) (21.3) (80.0) (165.8) (172.8) (168.5) (226.1) (219.5) (228.1) (235.1) (241.8) (197.8) (176.1) (115.6) Tax-Effected EBIT $5.5 $98.7 ($86.8) ($51.3) ($50.6) $36.8 $29.5 $48.2 $208.8 $255.8 $513.8 $542.1 $531.8 $705.8 $687.1 $713.8 $735.6 $756.6 $607.9 $535.2 $350.0 (+) Depreciation / Amortization - - - - - - - - - - - - - - - - - - - - - (+) (Inc.) / Dec. in Working Capital - (7.7) 0.5 (0 .1) (2 ..2) (1 .4) (1 .1) (7 .5) (16.0) (26.7) (11.7) (5 .9) (6.7) (5 .9) (6 .2) (6 .4) (6 .5) (6.7) 53.0 27.3 13.7 (-) Capital Expenditures (0.3) (1 .3) (1 .3) (1 .3) (1 .3) (1.3) (1.3) (1.3) (1 .3) (1.3) (1.3) (1.3) (1.3) (1.3) (1.3) (1.3) (1.3) (1 .3) (1.3) (1.3) (1 .3) Free Cash Flow $5.2 $89.8 ($87.6) ($52.7) ($54.1) $34.2 $27.2 $39.4 $191.6 $227.9 $500.8 $535.0 $523.8 $698.6 $679.6 $706.2 $727.8 $748.7 $659.6 $561.2 $362.5 Discounted Free Cash Flow $5.1 $82.3 ($71.8) ($38.6) ($35.3) $19.8 $13.8 $17.9 $77.7 $84.5 $165.9 $158.2 $138.3 $164.7 $143.1 $132.7 $122.1 $112.2 $88.2 $67.0 $38.7 Cumulative Free Cash Flow $1,486.5 Terminal Value $0.0 Implied Enterprise Value $1,486.5 (+) Cash $350.0 (-) Debt $0.0 WACC Implied Equity Value $1,836.5 11.0% 11.5% 12.0% 12.5% 13.0% Fully Diluted Share Count 104.55 Equity Value: $1,837 $2,023 $1,927 $1,837 $1,752 $1,673 Implied Price per Share $17.57 Price per Share: $19.35 $18.43 $17.57 $16.76 $16.00 Source: AVALANCHE projections as of August 18, 2020. Note: Cash flows discounted to September 30, 2020 using a 12.0% WACC and mid-period convention. U.S. Taxes accounts for estimated December 31, 2020 U.S. NOL balance of $139.5mm, per AVALANCHE. U.S. NOL benefit discounted to September 30, 2020 using a 14.0% cost-of-equity and mid-period convention. Per AVALANCHE, taxes calculated at a U.S. blended tax rate of 25.0% and an ex-U.S. average tax rate of 15.0%. 23

CONFIDENTIAL – For Affiliate Transactions Committee Use Only 4. APPENDIXCONFIDENTIAL – For Affiliate Transactions Committee Use Only 4. APPENDIX

APPENDIX

CONFIDENTIAL – For Affiliate Transactions Committee Use Only

AVALANCHE — Weighted Average Cost of Capital Calculation

WEIGHTED AVERAGE COST OF CAPITAL (WACC) CALCULATION

(US$ in millions)

Selected Companies				
Company Name	**Market Cap**	**Enterprise Value**	**5-Yr Levered β[(a)]**	**Unlevered β**
Global Blood Therapeutics, Inc.	$4,031	$3,532	1.31	1.31
Amicus Therapeutics, Inc.	4,033	3,885	1.39	1.39
GW Pharmaceuticals plc	3,501	3,877	0.95	0.87
PTC Therapeutics, Inc.	3,319	2,841	1.20	1.20
Zogenix, Inc.	1,267	877	1.11	1.11
Esperion Therapeutics, Inc.	920	619	1.25	1.25
			Mean	1.19
			Median	1.22
AVALANCHE			1.62	1.22

Weighted Average Cost of Capital (WACC) Calculation

Capital Structure Mix[(b)]	
Debt / Total Capitalization	30.00%
Equity / Total Capitalization	70.00%
Debt / Equity	0.43
Additional Inputs	
Risk Free Rate[(c)]	1.29%
Market Risk Premium[(d)]	7.15%

Cost of Debt Calculation	
Cost of Debt[(e)]	10.50%
Marginal Tax Rate	25.00%
After Tax Cost of Debt	**7.88%**
Cost of Equity Calculation	
Risk Free Rate	1.29%
Market Risk Premium	7.15%
Levered Beta	1.62
Size Premium[(d)]	1.47%
Cost of Equity	**14.32%**
Weighted Average Cost of Capital	**12.39%**

Source: Bloomberg, Capital IQ, U.S. Treasury, and Duff & Phelps 2020 Valuation Handbook. Note: Market data as of August 28, 2020.
(a) 5-year daily adjusted beta per Bloomberg as of August 28, 2020. AVALANCHE levered beta calculated by taking the median unlevered beta of the set of comparable companies and re-levering it at the target capital structure mix as provided by AVALANCHE.
(b) Per AVALANCHE as of August 28, 2020. Total Capitalization is equal to the sum of Net Debt plus Equity Market Capitalization.
(c) Based on 20-year U.S. Treasury yield rate per U.S. Treasury website as of August 28, 2020.
(d) Per Duff & Phelps 2020 Valuation Handbook.
(e) Per Cowen estimates.

COWEN 25

APPENDIX CONFIDENTIAL – For Affiliate Transactions Committee Use Only AVALANCHE — U.S. NOL Benefit Year 4QP'20 2021P 2022P 2023P 2024P 2025P 2026P 2027P 2028P 2029P 2030P 2031P 2032P 2033P 2034P 2035P 2036P 2037P 2038P 2039P 2040P US ($ in millions) U.S. Operating Income (Loss) $7.2 $103.7 ($92.3 ) ($55.3 ) ($53.2 ) $17.7 $43.0 $50.5 $221.9 $314.3 $638.7 $655.7 $634.6 $863.1 $835.0 $868.1 $894.6 $920.5 $769.4 $694.1 $457.4 State Taxes - (5.2) - - - (0 .9) (2 .2) (2.6) (11.2) (15.9) (32.3) (33.2) (32.1) (43.7) (42.3) (44.0) (45.3) (46.6) (39.0) (35.1) (23.2) U.S. Federal PBT $7.2 $98.4 ($92.3) ($55.3) ($53.2 ) $16.8 $40.8 $48.0 $210.7 $298.4 $606.4 $622.5 $602.5 $819.4 $792.8 $824.1 $849.3 $873.8 $730.4 $658.9 $434.2 NOL (BOP) 139.5 60.8 153.1 208.4 261.6 248.1 215.5 177.1 8.5 - - - - - - - - - - - NOL Recognized (78.7) - - - (13.5) (32.7) (38.4) (168.5) (8.5) - - - - - - - - - - - NOL Accumulated - 92.3 55.3 53.2 - - - - - - - - - - - - - - - - NOL (EOP) 60.8 153.1 208.4 261.6 248.1 215.5 177.1 8.5 - - - - - - - - - - - - EBIT (Post-NOL) 7.2 19.7 (92.3) (55.3) (53.2) 3.4 8.2 9.6 42.1 289.8 606.4 622.5 602.5 819.4 792.8 824.1 849.3 873.8 730.4 658.9 434.2 Federal Taxes - ($4.1) - - - ($0.7) ($1.7) ($2.0) ($8.8) ($60.9) ($127.3) ($130.7) ($126.5) ($172.1) ($166.5) ($173.1) ($178.4) ($183.5) ($153.4) ($138.4) ($91.2) Total U.S. Taxes - ($9.4) - - - ($1.6) ($3.9) ($4.6) ($20.1 ) ($76.8 ) ($159.7) ($163.9) ($158.7) ($215.8) ($208.8) ($217.0) ($223.6) ($230.1) ($192.3) ($173.5) ($114.4) NOL Benefit - $16.5 - - - $2.8 $6.9 $8.1 $35.4 $1.8 - - - - - - - - - - - Discounted Free Cash Flow - $15.0 - - - $1 .5 $3.2 $3 .3 $1 2.8 $0.6 - - - - - - - - - - - Cumulative Free Cash Flow $36.5 Terminal Value $0.0 Implied NOL Tax Shield Value $36.5 Source: AVALANCHE projections as of August 18, 2020. Note: U.S. NOL tax benefit discounted to September 30, 2020 using a 14.0% cost-of-equity and mid-period convention. U.S. Taxes accounts for estimated December 31, 2020 U.S. NOL balance of $139.5mm, per AVALANCHE estimates. State taxes calculated using implied average state tax rate of 5%. 26APPENDIX CONFIDENTIAL – For Affiliate Transactions Committee Use Only AVALANCHE — U.S. NOL Benefit Year 4QP'20 2021P 2022P 2023P 2024P 2025P 2026P 2027P 2028P 2029P 2030P 2031P 2032P 2033P 2034P 2035P 2036P 2037P 2038P 2039P 2040P US ($ in millions) U.S. Operating Income (Loss) $7.2 $103.7 ($92.3 ) ($55.3 ) ($53.2 ) $17.7 $43.0 $50.5 $221.9 $314.3 $638.7 $655.7 $634.6 $863.1 $835.0 $868.1 $894.6 $920.5 $769.4 $694.1 $457.4 State Taxes - (5.2) - - - (0 .9) (2 .2) (2.6) (11.2) (15.9) (32.3) (33.2) (32.1) (43.7) (42.3) (44.0) (45.3) (46.6) (39.0) (35.1) (23.2) U.S. Federal PBT $7.2 $98.4 ($92.3) ($55.3) ($53.2 ) $16.8 $40.8 $48.0 $210.7 $298.4 $606.4 $622.5 $602.5 $819.4 $792.8 $824.1 $849.3 $873.8 $730.4 $658.9 $434.2 NOL (BOP) 139.5 60.8 153.1 208.4 261.6 248.1 215.5 177.1 8.5 - - - - - - - - - - - NOL Recognized (78.7) - - - (13.5) (32.7) (38.4) (168.5) (8.5) - - - - - - - - - - - NOL Accumulated - 92.3 55.3 53.2 - - - - - - - - - - - - - - - - NOL (EOP) 60.8 153.1 208.4 261.6 248.1 215.5 177.1 8.5 - - - - - - - - - - - - EBIT (Post-NOL) 7.2 19.7 (92.3) (55.3) (53.2) 3.4 8.2 9.6 42.1 289.8 606.4 622.5 602.5 819.4 792.8 824.1 849.3 873.8 730.4 658.9 434.2 Federal Taxes - ($4.1) - - - ($0.7) ($1.7) ($2.0) ($8.8) ($60.9) ($127.3) ($130.7) ($126.5) ($172.1) ($166.5) ($173.1) ($178.4) ($183.5) ($153.4) ($138.4) ($91.2) Total U.S. Taxes - ($9.4) - - - ($1.6) ($3.9) ($4.6) ($20.1 ) ($76.8 ) ($159.7) ($163.9) ($158.7) ($215.8) ($208.8) ($217.0) ($223.6) ($230.1) ($192.3) ($173.5) ($114.4) NOL Benefit - $16.5 - - - $2.8 $6.9 $8.1 $35.4 $1.8 - - - - - - - - - - - Discounted Free Cash Flow - $15.0 - - - $1 .5 $3.2 $3 .3 $1 2.8 $0.6 - - - - - - - - - - - Cumulative Free Cash Flow $36.5 Terminal Value $0.0 Implied NOL Tax Shield Value $36.5 Source: AVALANCHE projections as of August 18, 2020. Note: U.S. NOL tax benefit discounted to September 30, 2020 using a 14.0% cost-of-equity and mid-period convention. U.S. Taxes accounts for estimated December 31, 2020 U.S. NOL balance of $139.5mm, per AVALANCHE estimates. State taxes calculated using implied average state tax rate of 5%. 26

APPENDIX

CONFIDENTIAL – For Affiliate Transactions Committee Use Only

AVALANCHE — Diluted Share Count Components

AVALANCHE DILUTED SHARES

Dilution	Diluted #(mm)
Common Stock	101.615
Restricted Stock Units	1.536
Employee Stock Purchase Plan (ESPP)	0.040
Total Options Outstanding (Treasury Stock Method)[(a)]	1.362
Diluted Shares	**104.554**

AVALANCHE OPTIONS SCHEDULE SUMMARY

Strick Price Range	Outstanding Options # (mm)	Options # in TSM (mm)[(a)]
$0.00 - $9.99	0.945	0.597
$10.00 - $10.99	0.036	0.014
$11.00 - $11.99	0.032	0.010
$12.00 - $12.99	1.710	0.488
$13.00 - $13.99	0.279	0.067
$14.00 - $14.99	0.605	0.102
$15.00 - $15.99	0.223	0.025
$16.00 - $16.99	1.325	0.056
$17.00 - $17.99	0.737	0.003
$18.00 - $18.99	0.222	0.000
$19.00 - $19.99	0.269	0.000
$20.00 - $35.99	3.669	0.000
Total	**10.053**	**1.362**

Source: AVALANCHE as of August 27, 2020.
(a) Calculated using Treasury Stock Method (TSM) with stock price of $17.57 per share based on mid point of NPV analysis using AVALANCHE projections as of August 18, 2020 and 12.0% WACC.

COWEN 27

APPENDIX CONFIDENTIAL – For Affiliate Transactions Committee Use Only AVALANCHE — Ownership Profile (shares in millions) Position Change Current Ownership % Weight in % Ownership Shareholder Value ($mm) Ex-ISLANDERS CSO Position of All CSO 1Q2020 4Q2019 3Q2019 ISLANDERS 77.1 77.1 77.1 70.2 75.9% $877.3 43.3% Fidelity 10.6 10.7 10.8 11.3 10.4% 120.8 25.5% 68.8% Novartis 6.3 6.3 6.3 6.3 6.2% 71.1 BlackRock 2.3 1.8 1.9 1.9 9.4% 78.2% 2.3% 26.2 6.0% 84.1% 1.4% The Vanguard Group 1.5 1.4 1.4 1.7 16.7 Bellevue 1.5 3.2 3.2 3.1 6.0% Top 5 90.1% 1.4% 16.6 D.E. Shaw 0.4 0.3 0.2 0.1 1.8% 0.4% 5.1 91.9% Geode 0.3 0.3 0.3 0.3 0.3% 3.8 1.3% 93.2% 0.3% State Street 0.3 0.7 0.7 0.6 1.3% 3.6 100% Renaissance 0.3 0.0 0.1 0.0 100% 0.3% 3.4 1.2% Technologies AVALANCHE non-individual ownership remains highly concentrated with the top 10 shareholders holding ~100% Denotes overlapping shareholder with ISLANDERS Denotes shareholder purchased additional shares since prior quarter Denotes shareholder sold additional shares since prior quarter Source: Capital IQ as of August 28, 2020. Note: Total % ownership in AVALANCHE currently exceeds 100%. Reporting requirements for holdings data may not be aligned with the financials reporting of shares outstanding. AVALANCHE 28 had 101.6mm total common shares outstanding as of August 27, 2020, per AVALANCHE. APPENDIX CONFIDENTIAL – For Affiliate Transactions Committee Use Only AVALANCHE — Ownership Profile (shares in millions) Position Change Current Ownership % Weight in % Ownership Shareholder Value ($mm) Ex-ISLANDERS CSO Position of All CSO 1Q2020 4Q2019 3Q2019 ISLANDERS 77.1 77.1 77.1 70.2 75.9% $877.3 43.3% Fidelity 10.6 10.7 10.8 11.3 10.4% 120.8 25.5% 68.8% Novartis 6.3 6.3 6.3 6.3 6.2% 71.1 BlackRock 2.3 1.8 1.9 1.9 9.4% 78.2% 2.3% 26.2 6.0% 84.1% 1.4% The Vanguard Group 1.5 1.4 1.4 1.7 16.7 Bellevue 1.5 3.2 3.2 3.1 6.0% Top 5 90.1% 1.4% 16.6 D.E. Shaw 0.4 0.3 0.2 0.1 1.8% 0.4% 5.1 91.9% Geode 0.3 0.3 0.3 0.3 0.3% 3.8 1.3% 93.2% 0.3% State Street 0.3 0.7 0.7 0.6 1.3% 3.6 100% Renaissance 0.3 0.0 0.1 0.0 100% 0.3% 3.4 1.2% Technologies AVALANCHE non-individual ownership remains highly concentrated with the top 10 shareholders holding ~100% Denotes overlapping shareholder with ISLANDERS Denotes shareholder purchased additional shares since prior quarter Denotes shareholder sold additional shares since prior quarter Source: Capital IQ as of August 28, 2020. Note: Total % ownership in AVALANCHE currently exceeds 100%. Reporting requirements for holdings data may not be aligned with the financials reporting of shares outstanding. AVALANCHE 28 had 101.6mm total common shares outstanding as of August 27, 2020, per AVALANCHE.

APPENDIX *CONFIDENTIAL – For Affiliate Transactions Committee Use Only*

All Industries: Precedent Minority Squeeze-Out Premiums

Announce Date	Acquiror	Target	Stub Value ($mm)	Implied Total Equity Value	Acquiror Ownership Prior to Deal (%)	Unaffected Premium (%)
Ownership: 50-75%						
07/26/2020	CNX Midstream Partners LP	CNX Resources Corp	$356	$760	53.1%	15.0%
11/27/2019	KYOCERA	AVX	1,031	3,679	72.0%	44.6%
08/08/2019	BridgeBio Pharma	Eidos Therapeutics	478	1,430	66.6%	20.9%
02/19/2019	Jefferies Financial	HomeFed Corporation	189	631	70.1%	15.3%
11/16/2018	Employers Mutual Casualty	EMC Insurance Group	356	780	54.3%	50.1%
06/19/2018	Roche Holdings	Foundation Medicine	2,395	5,519	56.6%	29.0%
01/09/2018	Evergreen Parent	AmTrust Financial Services	1,447	2,896	50.0%	45.5%
12/12/2016	Fujian Thaihot	Alliance Healthcare Services	74	153	51.6%	66.7%
08/18/2016	Investor Group	Emmis Communications	24	50	52.0%	2.8%
03/07/2016	Great American Insurance	National Interstate Corp	312	633	50.8%	43.7%
01/15/2016	Investor Group	Synutra International	125	343	63.5%	63.0%
07/13/2015	Investor Group	Books-A-Million	20	46	57.6%	23.1%
02/19/2013	Chiesi Pharmaceuticals	Cornerstone Therapeutics	112	267	58.0%	77.6%
12/13/2012	Sprint Nextel	Clearwire	3,800	7,631	50.2%	285.0%
11/28/2012	Danfoss	Sauer-Danfoss	693	2,835	75.6%	48.6%
11/28/2012	GETCO Holdings	Knight Capital Group	578	1,376	58.0%	26.3%
02/23/2011	Enterprise Products Operating	Duncan Energy Partners	1,050	2,532	58.5%	34.6%
11/03/2009	Tilman J Fertitta	Landry's Restaurants	178	395	55.1%	36.0%
08/11/2008	Bank of Tokyo	UnionBanCal Corp	3,707	10,714	65.4%	24.5%
07/21/2008	Roche Holdings	Genentech	46,800	105,882	55.8%	16.1%
03/09/2008	Nationwide Mutual Insurance	Nationwide Financial Services	2,479	7,356	66.3%	38.0%
08/09/2007	Applied Digital Solutions	Digital Angel	31	69	55.2%	10.0%
04/01/2007	Sam Zell	Tribune	3,638	7,651	52.5%	5.9%
11/20/2006	Toronto-Dominion	TD Banknorth	3,200	7,442	57.0%	6.5%
10/08/2006	VNU NV	NetRatings	378	853	55.8%	44.1%
02/06/2006	Lafarge	Lafarge North America	3,528	7,538	53.2%	33.1%
10/09/2005	ev3	Micro Therapeutics	101	338	70.2%	33.0%
09/01/2005	IYG Holding	7-Eleven	1,302	4,769	72.7%	15.0%
03/07/2005	Investor Group	Insight Communications	718	1,851	61.2%	21.4%
01/18/2005	Liberty Media	UGC Holdings	3,600	7,660	53.0%	-2.3%
			Median			**31.0%**
Ownership: 76-89%						
02/29/2016	Icahn Enterprises	Federal-Mogul Holdings	$305	$1,690	82.0%	86.0%
02/07/2011	Berkshire Hathaway	Wesco Financial	548	2,752	80.1%	20.3%
09/28/2007	Great American Financial	American Financial	225	1,184	81.0%	15.0%
07/11/2007	LVB Acquisition	Biomet	2,046	13,409	84.7%	32.3%
03/21/2005	News Corp	Fox Entertainment	6,600	36,872	82.1%	17.6%
03/03/2005	Vishay Intertechnology	Siliconix	197	1,003	80.4%	16.2%
			Median			**18.9%**
			1st Quartile			16.1%
			Median			27.6%
			3rd Quartile			44.0%

Source: Thomson SDC, Capital IQ, SEC filings and company press releases.

COWEN 29

APPENDIX

CONFIDENTIAL – For Affiliate Transactions Committee Use Only

Healthcare: Precedent Minority Squeeze-Out Premiums

Announce Date	Acquiror	Target	Stub Value ($mm)[a]	Implied Total Equity Value[a]	Acquiror Ownership Prior to Deal (%)	Unaffected Premium (%)
06/19/2018	Roche Holdings	Foundation Medicine	$2,400	$5,520	56.6%	29.0%
02/19/2013	Chiesi Pharmaceuticals	Cornerstone Therapeutics	$110	$270	58.0%	77.6%
07/21/2008	Roche Holdings	Genentech	$46,800	$105,880	55.8%	16.1%
10/09/2005	ev3	Micro Therapeutics	$100	$340	70.2%	33.0%

1st Quartile	**26%**
Median	**31%**
3rd Quartile	**44%**

Unsuccessful Squeeze-Out Bids [b]

08/08/2019	BridgeBio Pharma	Eidos Therapeutics (Initial Bid)	$478	$1,430	66.6%	20.9%
10/14/2019	BridgeBio Pharma	Eidos Therapeutics (Final Bid)	$551	$1,650	66.6%	39.5%

Source: Thomson SDC, SEC filings.
Note: Includes healthcare deals where an existing shareholder of >50% of outstanding shares acquired all remaining outstanding shares since 2000.
(a) Values rounded to the nearest $10mm.
(b) BridgeBio / Eidos transaction was terminated as Eidos Special Committee rejected both bids.

COWEN 30

CONFIDENTIAL – For Affiliate Transactions Committee Use Only THANK YOUCONFIDENTIAL – For Affiliate Transactions Committee Use Only THANK YOU